Exhibit 24

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned officer and/or director of National Fuel Gas Company (the "Company") hereby constitutes and appoints
Paula M. Ciprich, Sarah J. Mugel, Michael W. Reville and James P. Baetzhold, or any of them, the undersigned's true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as the grantee of options to purchase shares of the Company's common stock, Notices of Exercise which bind the undersigned to purchase such stock at the price stated therein;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as the grantee of stock appreciation rights in respect of shares of the Company's common stock, Notices of Exercise which bind the undersigned to exercise such stock appreciation rights;

(3) execute for and on behalf of the undersigned SEC Forms 3, 4, 5 and 144 reporting the undersigned's holdings of and transactions in Company securities, in accordance with the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules thereunder, all as amended;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute, manually or electronically, any such Forms 3, 4, 5, or 144, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended.

This Power of Attorney supersedes any prior power of attorney executed by the undersigned with respect to the matters set forth herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed effective as of August 11, 2017.

					Signature: /s/ D. F. Smith
					Name: D. F. Smith